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                                                                   EXHIBIT 10.96

THIS AGREEMENT is made the 29th day of April 1997 BETWEEN:

(1) WILSHIRE TECHNOLOGIES INC., whose principal office is at 5441 Avenida Encinas, Suite A, Carlsbad, CA 92008, United States of America ("Wilshire");

(2) INNOVATIVE TECHNOLOGIES LIMITED, whose registered offices is at Road Three, Winsford Industrial Estate, Cheshire CW7 3PD, England ("IT"); and

(3) INNOVATIVE TECHNOLOGIES GROUP PLC, whose registered office is also at Road Three, Winsford Industrial Estate aforesaid ("IT PLC").

WHEREAS:

(A) IT and Wilshire entered into (i) a Product Development and License Agreement for Gloves on 20 June 1993 ("the Glove License") and (ii) a supplemental Agreement dated 18 April 1995 ("the Supplemental Agreement") in respect of certain modifications and other matters concerning the Glove License.

(B) The Glove License as modified by the Supplemental Agreement is referred to in this Agreement as "the Glove Agreement".

(C) IT and Wilshire have reached agreement on the following terms for the purpose of termination of the Glove Agreement.

(D) IT PLC is entering into this Agreement to confirm its separate agreement to the terms being accepted by IT.

IT IS HEREBY AGREED as follows:-

1.   DEFINITIONS

     Terms used in this Agreement will have the same meanings as given to them in Clause 1 of the Glove License.

2.   TERMINATION

     2.1 In consideration of the parties' respective obligations in this Agreement the parties agree that the Glove Agreement is hereby terminated with immediate effect and IT and IT PLC each acknowledges that it has and shall have no claim against Wilshire, and Wilshire acknowledges that it has and shall have no claim against IT or IT PLC, arising out of such



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          termination or any breach or default in respect of any of the provisions of the Glove Agreement.

     2.2 Accordingly each of IT and IT PLC hereby waives and releases Wilshire, and Wilshire hereby waives and releases IT and IT PLC, from any claims proceedings or demands whatsoever of any nature, whether or not accrued at the date of this Agreement, arising out of or in connection with the Glove Agreement. This Agreement constitutes full and final settlement of any rights or claims whatsoever which any party hereto may have arising out or in connection with the Glove Agreement.

     2.3 Without affecting the generality of Clause 2.2, IT and IT PLC agree that the said waiver and release by IT and IT PLC will include and will terminate and cancel all obligations to pay royalties under any provision of the Glove License, whether minimum royalties or other royalties and whether such royalties are due or not at the date of this Agreement. Accordingly, and without affecting the generality of the previous sentence, Wilshire will not be liable for any royalties should it decide to sell (rather than dispose of or use) any Licensed Products within its residual inventories of Licensed Products already manufactured at the date of this Agreement Provided that Wilshire shall on the expire of six (6) months following the date of this Agreement have disposed of all residual stocks of the Licensed Products.

     2.4 IT and Wilshire hereby acknowledge that during the course of the Glove Agreement they have had access to and have been entrusted with information that is secret and confidential as defined in Clause 1 of the Glove Agreement as "Confidential Information" and that disclosure of such information (whether directly or indirectly) to actual or potential competitors of Wilshire or IT or their associates respectively could place it or them a serious competitive disadvantage and could do serious damage (whether financial or otherwise) to its or their business. Each of Wilshire and IT accordingly agrees that for a period of five (5) years from the date of this Agreement it will keep secret and not disclose either directly or indirectly to any third party nor use for its own purposes, and will use its reasonable endeavors to prohibit any unauthorized disclosure of, any Confidential Information provided to it by IT or Wilshire (as the case may be) save that the above provisions of this Clause 2.4 shall not apply to any information which: -

          2.4.1 is as the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Clause 2.4 by Wilshire or its employees or contractors or by IT or its employees or contractors; or



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          2.4.2     can be shown by Wilshire to the reasonable satisfaction of
                    IT to have been known by Wilshire before disclosure to IT by Wilshire, and vice versa; or

          2.4.3 Subsequently comes lawfully into the possession of Wilshire or IT from a third party.

3.   GENERAL

     3.1 This Agreement supersedes all prior agreements, understandings and communications between any of the parties hereto whether oral or in writing in relation to the Glove Agreement or its termination.

     3.2 This Agreement shall be governed by and construed in accordance with English Law.

     3.3 This Agreement may be in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

AS WITNESS the hands of the duly authorized representatives of each of Wilshire, IT and IT PLC the day and year first above written.

SIGNED by John Van Egmond                        )
                                                 )
on behalf of WILSHIRE TECHNOLOGIES INC.          )


SIGNED by Simon A. Dixon                         )
                                                 )
on behalf of INNOVATIVE TECHNOLOGIES LIMITED     )


SIGNED by D. K. Gilding                          )
                                                 )
on behalf of INNOVATIVE TECHNOLOGIES GROUP PLC   )